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                                                                  EXHIBIT 5(f)

                        SUB-INVESTMENT ADVISORY AGREEMENT

                   (Treasury Trust Fund and Prime Trust Fund)


          AGREEMENT made as of April 22, 1992 between BARNETT BANKS TRUST COMPANY, N.A., a national banking association (herein called the "Adviser"), and RODNEY SQUARE MANAGEMENT CORPORATION, a Delaware corporation (herein called the "Sub-Adviser").

          WHEREAS, EMERALD FUNDS, a Massachusetts business trust (herein called the "Trust"), is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

          WHEREAS, pursuant to an Investment Advisory Agreement by and between the Trust and the Adviser (herein called the "Investment Advisory Agreement"), the Adviser has agreed to recommend to the Board of Trustees of the Trust a sub-adviser to manage the Treasury Trust Fund and Prime Trust Fund (the "Funds") of the Trust and, upon proper authorization by the Board of Trustees and the Funds' shareholders, to enter into appropriate contractual arrangements regarding the provision of sub-advisory services to the Funds; and

          WHEREAS, the Board of Trustees of the Trust and the Funds' shareholders have approved this Agreement, and the Sub-Adviser is willing to furnish sub-advisory services to the Funds upon the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1.   APPOINTMENT.

          (a) The Adviser hereby appoints the Sub-Adviser to act as sub-investment adviser to the Trust's Treasury Trust Fund and Prime Trust Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

          (b) In the event that the Trust establishes one or more portfolios other than the Treasury Trust Fund and Prime Trust Fund with respect to which it and the Adviser desire the Sub-Adviser to act as sub-adviser hereunder, the Adviser shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services under this Agreement it shall notify the Trust and the Adviser in writing whereupon such portfolio shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the two Funds named above in

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subparagraph (a) except to the extent that said provisions (including those relating to the compensation payable by the Funds to the Sub-Adviser) are modified with respect to such Fund in writing by the Trust, the Adviser and the Sub-Adviser at the time.

     2.   SERVICES OF SUB-ADVISER.

          Subject to the oversight and supervision of the Adviser and the Trust's Board of Trustees, the Sub-Adviser will provide a continuous investment program for each Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Funds. The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by each of the Funds. The Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the investment criteria and policies established from time to time for each Fund by the Adviser, each Fund's investment objective, policies and restrictions as stated in the Trust's Prospectus and Statement of Additional information for the Funds, and resolutions of the Trust's Board of Trustees.

          The Sub-Adviser further agrees that it will:

          (a) Provide information to the Funds' accountant for the purpose of updating each Fund's cash availability throughout the day as required;

          (b) Maintain historical tax lots for each portfolio security held by the Funds;

          (c)  Transmit trades to the Trust's custodian for proper settlement;

          (d) Maintain all books and records with respect to the Funds that are required to be maintained under Rule 31a-1(f) under the 1940 Act;

          (e) Supply the Trust and its Board of Trustees with reports, statistical data and economic information as requested; and

          (f) Prepare a quarterly broker security transaction summary and, if requested in advance, monthly security transaction listing for each Fund.

     3.   OTHER COVENANTS.

          The Sub-Adviser agrees that it:


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          (a)  will comply with all applicable Rules and Regulations of the
Securities and Exchange Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law;

          (b) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

          (c) will place orders pursuant to its investment determinations for each Fund either directly with the issuer or with any broker or dealer. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Funds the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Funds and other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized, subject to the prior approval of the Adviser and the Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any of the Funds which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Funds. In addition, the Sub-Adviser is authorized to take into account the sale of shares of the Trust in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust's principal underwriter), provided that the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Adviser, Sub-Adviser, the Trust's principal underwriter or any affiliated person of either the Trust, the Adviser, Sub-Adviser, or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission; and


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          (d)  will maintain a policy and practice of conducting its sub-
investment advisory services hereunder independently of its, and any of its affiliates', commercial banking operations. When the Sub-Adviser makes investment recommendations for a Fund, its investment advisory personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Fund's account are customers of its, or any of its affiliates', commercial department. In dealing with commercial customers, the commercial department of the Sub-Adviser, or any of its affiliates, will not inquire or take into consideration whether securities of those customers are held by the Funds.

     4.   SERVICES NOT EXCLUSIVE.

          The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.
To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Sub-Adviser to be suitable for two or more accounts managed by the Sub-Adviser, the available securities or investments may be allocated in a manner believed by the Sub-Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect, the price paid or received by a Fund or the size of the position obtainable for or disposed of by a Fund.

     5.   BOOKS AND RECORDS.

          In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for each Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by it under this Agreement.

     6.   EXPENSES.

          During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction costs, if any) purchased or sold for any of the Funds. In addition, if in any fiscal year the aggregate expenses of any Fund (as defined under the securities regulations of any state having jurisdiction over such Fund) exceed the expense limitations of any such state, the Trust may deduct from the fees to be paid hereunder, or the Sub-Adviser will bear, to the extent required by state law, that portion of


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the excess which bears the same relation to the total of such excess as the Sub-
Adviser's fee hereunder bears to the total fee otherwise payable for the fiscal year by the Trust pursuant to this Agreement and the administration agreement between the Trust and its administrator with respect to such Fund. The Sub-Adviser's obligation with respect to any Fund is limited to the amount of its fees hereunder from that Fund. Such deduction or payment, if any, will be estimated and accrued daily and paid on a monthly basis.

     7.   COMPENSATION.

          By its joinder to this Agreement, the Trust will agree to pay the Sub-Adviser a fee, computed daily and payable monthly, at the annual rate of .15% of the average daily net assets of each of the Funds. Such fee as is attributable to each Fund shall be a separate charge to such Fund and shall be the several (and not joint or joint and several) obligation of each Fund. The Sub-Adviser agrees to accept such fee from the Trust as full compensation for the services provided and expenses assumed by it pursuant to this Agreement, and acknowledges that it shall not be entitled to any further compensation from either the Adviser or the Trust in respect of the same.

     8.   LIMITATION OF LIABILITY.

          The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except that the Sub-Adviser shall be liable to the Trust for any loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or any loss resulting from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     9.   DURATION AND TERMINATION.

          This Agreement will become effective with respect to the Funds listed in Section (1)(a) as of the date first above written. This Agreement will be-come effective with respect to any additional Fund on the date of receipt by the Trust and the Adviser of notice from the Sub-Adviser in accordance with Section 1(b) hereof that the Sub-Adviser is willing to serve as sub-adviser with respect to such Fund, provided that this Agreement (as supplemented by the terms specified in any notice and agreement pursuant to
Section 1(b) hereof) shall have been approved by the shareholder(s) of the Funds in accordance with the requirements of the 1940 Act. Unless sooner terminated as provided herein, this Agreement shall continue in effect until November 30, 1992. Thereafter, if not terminated, this Agreement

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shall automatically continue in effect as to a particular Fund for successive annual periods ending on November 30, PROVIDED such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Adviser or by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such
Fund) on sixty days written notice to the Sub-Adviser, or by the Sub-Adviser, on sixty days' written notice to the Trust, provided that in each such case, notice shall be given simultaneously to the Adviser. In addition, notwithstanding anything herein to the contrary, in the event of the termination of the Investment Advisory Agreement with respect to a particular Fund for any reason (whether by the Trust, by the Adviser or by operation of law) this Agreement shall terminate with respect to the same Fund upon the effective date of such termination of the Investment Advisory Agreement. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

     10.  AMENDMENT OF THIS AGREEMENT.

          No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective as to a particular Fund until approved by vote of a majority of the outstanding voting securities of such Fund.

     11.  MISCELLANEOUS.

          The captions in the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.


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          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                              BARNETT BANKS TRUST COMPANY, N.A.


                              BY:/s/ McNeill Baker, Jr.
                                 --------------------------------

                              TITLE:  Senior Vice President
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                              RODNEY SQUARE MANAGEMENT CORPORATION


                              BY:/s/ Martin L. Klopping
                                 --------------------------------

                              TITLE:  President
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                                     JOINDER


          For good and valuable consideration, receipt of which is hereby acknowledged, Emerald Funds (the "Trust") agrees to pay the compensation to the Sub-Adviser provided for in Section 7 of the Sub-Investment Advisory Agreement set forth above between Barnett Banks Trust Company, N.A. and Rodney Square Management Corporation with respect to the Treasury Trust Fund of the Prime Trust Fund of the Trust, subject always to the terms and conditions stated therein.

          The names "Emerald Funds" and "Trustees of Emerald Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated March 15, 1988, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "Emerald Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

                              EMERALD FUNDS
                              (a Massachusetts business trust)


                              By:/s/ John G. Grimsley
                                 --------------------------------


Dated:  April 22, 1992        Title:  President
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